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                                   EXHIBIT 5

                              September 30, 1998

NBC Capital Corporation
P. O. Box 1187
Starkville, Mississippi  39760

Ladies and Gentlemen:

     In our capacity as counsel for NBC Capital Corporation, a Mississippi corporation ("NBC"), we have examined the registration statement on Form S-4 (the "registration statement"), in form as proposed to be filed by NBC with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, related to the proposed Merger (the "Merger") of First National Corporation of West Point, a Mississippi corporation ("FNC"), with and into NBC, and the issuance of shares of common stock, par value $1.00 per share, of NBC in connection with the merger. Pursuant to the merger, each holder of shares of common stock of FNC will receive shares of NBC common stock.

     In furnishing this opinion, we have examined such documents and have made such investigation of matters of fact and law as we have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

     In rendering this opinion, we do not express any opinion concerning any law other than the law of the State of Mississippi and the federal law of the United States, and we do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

     Based upon and limited by the foregoing, and based upon legal considerations which we deem relevant and upon laws or regulations in effect as of the date hereof, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Mississippi.

     2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

     We hereby expressly consent to the filing of this Opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this Opinion therein.
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NBC Capital Corporation
September 30, 1998
Page 2



     This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.

                                            Very truly yours,

                                            GHOLSON, HICKS & NICHOLS,
                                            A Professional Association



                                            By:/s/ WILLIAM F. GILLIS
                                               --------------------------------
                                               William F. Gillis